Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES
RESIGNATION OF CFO AND APPOINTMENT OF NEW CFO

Aiken, South Carolina (June 9, 2020) - Security Federal Corporation (“Company”) (OTCBB: SFDL), the holding company for Security Federal Bank (“Bank”), today announced , effective June 30, 2020, Jessica T. Cummins will be resigning as Chief Financial Officer of the Company and the Bank, positions she has held since June 2014.  Subsequent to her resignation, Ms. Cummins will continue to serve on the Company’s and Bank’s Boards of Directors.

The Company also announced that Darrell Rains has been promoted to Chief Financial Officer of the Company and the Bank effective June 30, 2020.
“I am pleased that Darrell has accepted the promotion to Chief Financial Officer. He has extensive banking background and experience and will make an important addition to our leadership team,” said J. Chris Verenes, Chief Executive Officer of the Company.
Mr. Rains has extensive experience as a Chief Financial Officer with a demonstrated history of working in the financial services industry. He served as Executive Vice President and Chief Financial Officer of Southeastern Bank Financial Corporation and Georgia Bank & Trust Company, Augusta, Georgia and successors from October 2005 to March 2017.  Mr. Rains served as Executive Vice President- Regional Financial Officer for Regions Bank from 1998 to 2005.  In that capacity, he was responsible for financial oversight and operational issues of 11 unit banks aggregating approximately $3.3 billion in assets in a geographic region covering North Carolina, South Carolina, Virginia and the Central Savannah River Area portion of Georgia.  From 1989 to 1998, Mr. Rains served as Executive Vice President and Chief Financial Officer for Palfed, Inc. and subsidiaries, including Palmetto Federal Savings Bank of South Carolina, FSB.  He was responsible for accounting, data processing, operations, treasury, and investor relations for the $700 million organization.  He received his Bachelor of Science in Business Administration from the University of South Carolina-Aiken in 1979.  He is a South Carolina licensed CPA, a member of the American Institute of CPAs, the South Carolina Association of CPAs, and previously served on the Board of Directors of the Financial Managers Society.  He currently assists the Aiken Chapter of the American Heart Association in its fundraising efforts and serves as Treasurer for the Friends of Hopelands and Rye Patch.
Security Federal has 17 full service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc. The Bank’s newest branch, located in Augusta, Georgia, is under construction but scheduled to open next year. It will be a full-service branch offering depository banking as well as commercial and consumer lending.

For additional information contact J. Chris Verenes, Chief Executive Officer, at (803) 641-3000.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general,

forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce revisions to any forward-looking statements to reflect future events or developments.